UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2019

RISE GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 – 669 Howe Street

Vancouver, British Columbia

Canada

(Address of principal executive offices)

V6C 0B4

(Zip Code)

Registrant’s telephone number, including area code:  (604) 260-4577

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the exchange Act (17 CFR 240.13e -4)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑

Item 8.01

Other Events

On November 21, 2019, we announced that we submitted an application for a Use Permit to Nevada County to allow the re-opening of the Idaho-Maryland Gold Mine (the “IM Mine”). The financial resources are in place to complete the County permitting process.

The application and permitting process are being managed by Benchmark Resources, a California based planning and environmental consulting firm with experience in the permitting of mining projects. The designs of the project have been guided by detailed studies by professionals in the fields of civil and electrical engineering, biology, hydrology, cultural resources, traffic, air quality, human health, vibration, and sound.

The 100% owned IM Mine Property is located on private land in Nevada County, California. As a result, the Project is subject to the Nevada County Land Use and Development Code. Subsurface mining and aboveground processing is an allowed use subject to County approval of a Use Permit. We will also be required to obtain approval of a Reclamation Plan, variance, and rezone from the County for any surface component of the underground mining operation before mining operations can commence.

In order to approve the requested entitlements, the County must satisfy the requirements of the California Environmental Quality Act (“CEQA”). CEQA requires that the County study the environmental impacts of any discretionary action, disclose the impacts to the public, and mitigate unavoidable impacts to the extent feasible. CEQA is triggered whenever a California governmental agency is asked to approve a discretionary project. The project application will require an Environmental Impact Report (“EIR”).

A general outline of milestones in the process to approval of the permit is outlined as follows;

1)

County reviews application and hires a 3rd party environmental consultant;

2)

County’s consultant prepares a Draft EIR;

3)

Draft EIR is published for public comments;

4)

County’ s consultant publishes a Final EIR including responses to comments; and

5)

County decisionmakers review the Final EIR and consider approval of the Use Permit and Reclamation Plan at a public hearing.

The timeline from application to land use approval is expected to range from 12-18 months.  Construction and operational permits would follow as needed.

Item 9.01

Financial Statements and Exhibits

Exhibit

No.

Description

99.1

Press release dated November 21, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 21, 2019

RISE GOLD CORP.

/s/ Benjamin Mossman
Benjamin Mossman
Chief Executive Officer